Exhibit 10.1

AMENDMENT NO. 1, dated as of December 4, 2020 (this “Amendment”), to the Credit Agreement dated as of April 13, 2018 (the “Existing Credit Agreement”, and as modified by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Adtalem Global Education Inc., a Delaware corporation (“Adtalem”), certain subsidiaries of Adtalem identified therein, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as administrative agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Existing Credit Agreement.

A.            Adtalem intends to acquire directly, or indirectly through a wholly-owned Domestic Subsidiary of Adtalem, all of the equity interests of Walden e-Learning, LLC, a Delaware limited liability company in accordance with the terms of that certain Membership Interest Purchase Agreement, dated as of September 11, 2020, entered into between Adtalem and Laureate Education, Inc., a Delaware public benefit corporation.

B.            In connection therewith, Adtalem has requested that the Lenders agree to certain amendments and provide certain consents, in each case, with respect to the Existing Credit Agreement, and the Lenders party hereto have agreed to such amendments and consents subject to the terms and conditions set forth herein.

Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     Amendments to Existing Credit Agreement.  Subject to the conditions to effectiveness set forth in Section 3 below, the Existing Credit Agreement is amended as follows:

(a)       Section 1.01 (Defined Terms) of the Existing Credit Agreement is hereby amended by adding the following defined terms thereto in the appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Amendment No. 1” means Amendment No. 1 to the Credit Agreement, dated as of December 4, 2020, by and among the Borrowers party thereto, the Guarantors party thereto, the Administrative Agent and the Required Lenders party thereto.

“Amendment No. 1 Effective Date” means December 4, 2020.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Brazil Disposition” means the Disposition pursuant to that certain Stock Purchase Agreement, dated as of October 18, 2019, as amended by the side letter dated as of April 24, 2020, by and among Global Education International B.V., Sociedade de Ensino Superior Estácio de Sá Ltda., Adtalem, and Estácio Participações S.A.

“Concord” means Walden e-Learning, LLC, a Delaware limited liability company.

“Concord Acquisition” means the acquisition of all of the issued and outstanding limited liability company interests of Concord by Adtalem or a wholly owned domestic Subsidiary thereof, pursuant to the terms of the Concord Acquisition Agreement.

“Concord Acquisition Agreement” means the Membership Interest Purchase Agreement (together with all exhibits, schedules, annexes and disclosure schedules thereto), dated as of September 11, 2020, by and among Adtalem and Laureate Education, Inc., a Delaware public benefit corporation.

“Concord Acquisition Closing Date” means the date of consummation of the Concord Acquisition.

“Concord Commitment Letter” means the Commitment Letter, dated as of September 11, 2020, by and among Adtalem, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Credit Suisse AG, Cayman Islands Branch and Credit Suisse Loan Funding LLC and MUFG Bank, Ltd.

“Concord Lead Arrangers” means each of Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Credit Suisse AG, Cayman Islands Branch and Credit Suisse Loan Funding LLC and MUFG Bank, Ltd. and any other financial institutions that may become party to the Concord Commitment Letter as a “Lead Arranger”.

“Covered Entity” means any of the following:  (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Pre-Closing Acquisition Debt” means the Pre-Closing Notes issued after the Amendment No. 1 Effective Date and on or prior to the Pre-Closing Acquisition Termination Date to finance the Concord Acquisition consummated on the Concord Acquisition Closing Date; provided that and only for so long as (i) the proceeds of such indebtedness, other than any fees payable at issuance, are deposited into a Pre-Closing Acquisition Debt Account upon the issuance thereof and held pending application of such funds in connection with the closing of the Concord Acquisition or upon the Pre-Closing Acquisition Debt Redemption and (ii) neither Adtalem nor any of its Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) to the Pre-Closing Acquisition Debt Issuer, (B) is directly or indirectly liable as a guarantor or otherwise with respect to the Pre-Closing Acquisition Debt, (C) has any direct or indirect obligation under any Pre-Closing Acquisition Debt Loan Document (1) to subscribe for additional Equity Interests of the Pre-Closing Acquisition Debt Issuer or (2) to maintain or preserve the Pre-Closing Acquisition Debt Issuer’s financial condition or to cause the Pre-Closing Acquisition Debt Issuer to achieve any specified level of operating results.

“Pre-Closing Acquisition Debt Account” means a segregated deposit or securities account subject to an escrow or similar arrangement among an escrow agent, a Pre-Closing Acquisition Debt Issuer and the holders of the Pre-Closing Notes (or any agent or trustee for such holders) at a financial institution into which any Pre-Closing Acquisition Debt Funds are deposited and held pending application of such funds in connection with the closing of the Concord Acquisition or upon the Pre-Closing Acquisition Debt Redemption.

“Pre-Closing Acquisition Debt Account Documents” means the agreement(s) governing the Pre-Closing Acquisition Debt Account and any other documents entered into in order to provide the agent or trustee under such agreements (or any designee thereof) a Lien on the Pre-Closing Acquisition Debt Funds for the benefit of the holders of the Pre-Closing Notes (and any agent or trustee for such holders) (or to establish an escrow arrangement of the type referred to in the definition of “Pre-Closing Acquisition Debt Account”), in each case, to the extent required in connection with such transaction.

“Pre-Closing Acquisition Debt Additional Amount” means an amount equal to (a) all interest that would accrue at the applicable non-default interest rate on the applicable Pre-Closing Acquisition Debt from and including the date of issuance thereof to and including the Pre-Closing Acquisition Termination Date and (b) all fees and expenses that are incurred in connection with the issuance or incurrence of such Pre-Closing Acquisition Debt and all premium, fees, expenses or other amounts payable in connection with the Pre-Closing Acquisition Debt Redemption.

“Pre-Closing Acquisition Debt Funds” means an amount, in cash or cash equivalents, not to exceed the sum of (a) the aggregate principal amount of the Pre-Closing Acquisition Debt, plus (b) the Pre-Closing Acquisition Debt Additional Amount, plus (c) so long as they are retained in the Pre-Closing Acquisition Debt Account, any income, proceeds or products of the foregoing.

“Pre-Closing Acquisition Debt Issuer” means one or more newly formed domestic Person(s) designated by Adtalem by notice to the Administrative Agent, and wholly-owned or controlled by Adtalem, which, prior to the consummation of the Concord Acquisition, shall have no operations, material assets or activities, other than the entering into of the Pre-Closing Acquisition Debt Account Documents, the incurrence of the Pre-Closing Acquisition Debt, and activities incidental or related thereto, including the deposit of the Pre-Closing Acquisition Debt Funds into the Pre-Closing Acquisition Debt Account; provided and only for so long as, (i) such Pre-Closing Acquisition Debt Issuer is formed solely for the purpose of incurring the Pre-Closing Notes and performing obligations with respect thereto, (ii) such Pre-Closing Acquisition Debt Issuer shall not be permitted to guarantee or otherwise provide credit support to Adtalem or any of its Subsidiaries from the time of issuance of such Pre-Closing Acquisition Debt until after the Pre-Closing Acquisition Termination Date and (iii) neither Adtalem nor any Subsidiary (a) provides credit support of any kind for, or (b) is directly or indirectly liable for Indebtedness of, the Pre-Closing Acquisition Debt Issuer prior to the Concord Acquisition Closing Date.

“Pre-Closing Acquisition Debt Loan Documents” means the definitive documentation governing the Pre-Closing Acquisition Debt, including the applicable Pre-Closing Acquisition Debt Account Documents and any other documents entered into by the Pre-Closing Acquisition Debt Issuer in connection with any Pre-Closing Acquisition Debt; provided that such documents shall require that (a) if the Concord Acquisition shall not be consummated on or before the Pre-Closing Acquisition Termination Date, such Pre-Closing Acquisition Debt shall be redeemed or prepaid, as applicable, in full (together with any applicable premiums, accrued and unpaid interest and fees and expenses related thereto, the “Pre-Closing Acquisition Debt Redemption”) and (b) the Pre-Closing Acquisition Debt Funds shall be released from the Pre-Closing Acquisition Debt Account (A) on the Concord Acquisition Closing Date and applied to finance a portion of the Concord Acquisition or (B) to effectuate the Pre-Closing Acquisition Debt Redemption.

“Pre-Closing Acquisition Debt Redemption” shall have the meaning given to such term in the definition of the term “Pre-Closing Acquisition Debt Loan Documents.

“Pre-Closing Acquisition Termination Date” means the earlier of (a) five Business Days after the “End Date” (as defined in the Concord Acquisition Agreement), as such date may be modified by the agreement of Adtalem and the Concord Lead Arrangers in accordance with the terms of the Concord Commitment Letter and (b) termination of the Concord Acquisition Agreement without consummation of the Concord Acquisition.

“Pre-Closing Notes” means one or more series of debt securities issued after the Amendment No. 1 Effective Date by a Pre-Closing Acquisition Debt Issuer in an amount not to exceed $1,000,000,000 to finance a portion of the Concord Acquisition and to pay transaction fees and expenses related thereto.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.26.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Supported QFC” has the meaning specified in Section 11.26.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.26.

(b)       The following defined terms appearing in Section 1.01 (Defined Terms) of the Existing Credit Agreement are hereby amended and restated to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Consolidated Fixed Charge Coverage Ratio” means as of any date of determination, the ratio of:

(a)       Consolidated EBITR for the period of the four fiscal quarters then most recently ended, to

(b)       the sum of (i) all dividends paid in cash by Adtalem or its Subsidiaries to Persons other than Adtalem and its Subsidiaries during such period, plus (ii) Consolidated Interest Charges paid or required to be paid during such period (reduced by amounts received from Cogswell Education LLC to reimburse Adtalem and its Subsidiaries for any letter of credit fees incurred by Adtalem and its Subsidiaries in connection with the Letter of Credit issued in connection with the DVU Divestiture), plus (iii) all Consolidated Rental Payments of Adtalem and its Subsidiaries during such period plus (iv) all Investments made in any Pre-Closing Acquisition Debt Issuer for the purposes of paying interest, premium payments, debt discount, fees, charges and related expenses of any Pre-Closing Acquisition Debt Issuer in connection with any Pre-Closing Notes during such period.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(c)       The defined term “Subsidiary” set forth in Section 1.01 (Defined Terms) of the Existing Credit Agreement is hereby amended by deleting the period at the end of the first sentence thereof and inserting the following language therein:

; provided that, prior to the earlier of (i) the Concord Acquisition Closing Date and (ii) the Pre-Closing Acquisition Termination Date, in no event shall any Pre-Closing Acquisition Debt Issuer constitute a Subsidiary for purposes of this Agreement (other than (x) to the extent required for purposes of preparing consolidated financial statements in accordance with GAAP and (y) for purposes of Sections 5.15, 6.14, 7.11 and 7.14).

(d)       Article I (Definitions and Accounting Terms) of the Existing Credit Agreement shall be amended to add a new Section 1.12 and a new Section 1.13 thereto, which read as follows:

Section 1.12     Pre-Closing Acquisition Debt Transactions.  Notwithstanding anything to the contrary in any Loan Document, nothing contained in any Loan Document shall prevent (a) the formation of one or more Pre-Closing Acquisition Debt Issuer(s) and the incurrence by such Pre-Closing Acquisition Debt Issuer(s) of Pre-Closing Acquisition Debt, (b) the granting or existence of any Liens on any Pre-Closing  Acquisition Debt Account, any Pre-Closing Acquisition Debt Funds or any Pre-Closing Acquisition Debt Loan Documents, in each case, in favor of any agent or trustee under any Pre-Closing Acquisition Debt Loan Documents (or any designee thereof) (or in favor of any escrow agent) or (c) the holding of any Pre-Closing Acquisition Debt Funds in a Pre-Closing Acquisition Debt Account (it being understood, for the avoidance of doubt, that any such incurrence of Pre-Closing Acquisition Debt, granting of Liens and other transactions shall, prior to the earlier of (A) the Concord Acquisition Closing Date and (B) the Pre-Closing Acquisition Termination Date, be deemed made exclusively in reliance upon this Section 1.12 and not any other exception or basket under any other provision of any Loan Document).  In addition, prior to the earlier of (A) the Concord Acquisition Closing Date and (B) the Pre-Closing Acquisition Termination Date, no Pre-Closing Acquisition Debt Issuer shall be deemed a Subsidiary for purposes of this Agreement or any other Loan Document (except as expressly provided herein), and, for the avoidance of doubt, no Pre-Closing Acquisition Debt Issuer shall be subject to the (i) representations and warranties in Article V hereof (other than Section 5.15), (ii) requirements of Article VI (including, for the avoidance of doubt, Section 6.12 but excluding Section 6.14) or Article VII hereof (other than Sections 7.11 and 7.14) or (iii) Events of Default in Article VIII hereof.  It is understood, for the avoidance of doubt, that after the earlier of (A) the Concord Acquisition Closing Date and (B) the Pre-Closing Acquisition Termination Date, any Indebtedness incurred to finance the Concord Acquisition (including the Pre-Closing Acquisition Debt), the granting or existence of any Liens in connection with such Indebtedness (or otherwise) or any other transaction in connection with the Concord Acquisition shall be subject to the applicable (i) covenants in Article VI and Article VII hereof and (ii) Events of Default in Article VIII hereof.

Section 1.13     Nonrecourse Debt.  Notwithstanding anything to the contrary in any Loan Document, prior to the earlier of (i) the Concord Acquisition Closing Date or (ii) the Pre-Closing Acquisition Debt Redemption, the Lenders agree and acknowledge that Amendment No. 1 constitutes written notice to the Lenders that no Lender will have any recourse to the stock or assets of the Pre-Closing Acquisition Debt Issuer(s) with respect to the Pre-Closing Acquisition Debt.

(e)       Section 2.5(c)(iii) (Mandatory Prepayments; Dispositions and Recovery Events) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iii)     Dispositions and Recovery Events.  Adtalem shall prepay (or cause to be prepaid) the Term B Loan as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds in excess of $50,000,000 during any fiscal year received by Adtalem or any Subsidiary from all Dispositions (other than Dispositions permitted by Sections 7.5(a) through 7.5(h)) and Recovery Events that occur after the Closing Date to the extent such Net Cash Proceeds are not reinvested in assets (excluding current assets as classified by GAAP) that are useful or usable in the business of Adtalem and its Subsidiaries within 365 days of the date of such Disposition or Recovery Event (or, in the case of Net Cash Proceeds from the Brazil Disposition, prior to March 25, 2022) (it being understood that such prepayment shall be due immediately upon the expiration of such 365 day period (or, in the case of such prepayment with Net Cash Proceeds from the Brazil Disposition, on March 25, 2022); provided, however, except with respect to Net Cash Proceeds from the Brazil Disposition, if any portion of such Net Cash Proceeds are not so reinvested within such 365-day period but within such 365-day period are contractually committed to be reinvested, then upon the termination of such contract or if such Net Cash Proceeds are not so reinvested within 18 months of initial receipt, such remaining portion shall constitute Net Cash Proceeds as of the date of such termination or expiry and shall be immediately applied to the prepayment of the Term B Loan as set forth in this Section 2.5(c)(vi)).

(f)       Section 5.22 (EEA Financial Institution) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows

5.22     Affected Financial Institution; Covered Entity.

No Loan Party is an Affected Financial Institution or a Covered Entity.

(g)       A new Section 5.23 (Beneficial Ownership Certification) is hereby added to the Existing Credit Agreement to read as follows:

5.23     Beneficial Ownership Certification.

The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

(h)       Section 7.1 (Liens) of the Existing Credit Agreement is hereby amended by deleting the word “and” at the end of clause (q) therein, inserting the word “and” at the end of clause (r) therein and inserting a new clause (s), which shall read in its entirety as follows:

(s)       for the avoidance of doubt, Liens on assets of the Pre-Closing Acquisition Debt Issuer(s) (i) related to or granted in connection with any Pre-Closing Acquisition Debt, (ii) over any Pre-Closing Acquisition Debt Account or (iii) otherwise arising under any Pre-Closing Acquisition Loan Document.

(i)       Subsection (k) of Section 7.2 (Investments) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(k)       other Investments not exceeding $135,000,000 in the aggregate (or, if the aggregate principal amount of the Pre-Closing Notes equals or exceeds $900,000,000, $150,000,000 in the aggregate).

(j)       Section 7.3 (Indebtedness) of the Existing Credit Agreement is hereby amended by deleting the word “and” at the end of clause (k) therein, inserting the word “and” at the end of clause (l) therein and inserting a new clause (m), which shall read in its entirety as follows:

(m)       for the avoidance of doubt, obligations of the Pre-Closing Acquisition Debt Issuer(s) with respect to the Pre-Closing Acquisition Debt.

(k)       Section 7.8 (Transactions with Affiliates) of the Existing Credit Agreement is hereby amended by inserting the text “or a Pre-Closing Acquisition Debt Issuer” immediately following the text “other than a Subsidiary” therein.

(l)        Section 7.9 (Burdensome Agreements) of the Existing Credit Agreement is hereby amended by (i) deleting the text “Section 7.3(b), (e), (f) or (g)” in clause (2) of the first proviso therein and (ii) replacing it with the text “Section 7.3(b), (e), (f), (g) or, for the avoidance of doubt, (m)”.

(m)       Section 7.15 (Financial Covenant) of the Existing Credit Agreement is hereby amended by inserting a new clause (f), which shall read in its entirety as follows:

(f)       Pre-Closing Acquisition Debt. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement or any Loan Document, prior to the earlier of (i) the Concord Acquisition Closing Date and (ii) the Pre-Closing Acquisition Termination Date, in no event shall any Pre-Closing Acquisition Debt, Pre-Closing Acquisition Debt Funds or Pre-Closing Acquisition Debt Additional Amount be included in any calculation or determination related to compliance with any covenant contained in this Section 7.15, except that Investments in any Pre-Closing Acquisition Debt Issuer made pursuant to Section 7.2 shall be included in the Consolidated Fixed Charge Coverage Ratio to the extent required by the definition thereof.

(n)       Section 8.1 (Events of Default) of the Existing Credit Agreement is hereby amended by adding the following text at the end of clause (e) thereof:

; provided, that notwithstanding anything to the contrary in any Loan Document, prior to the earlier of (i) the Concord Acquisition Closing Date or (ii) the Pre-Closing Acquisition Debt Redemption no default under the documentation for the Pre-Closing Acquisition Debt shall, in and of itself, be an Event of Default under this Section 8.1(e);

(o)       Section 11.24 (Electronic Execution of Assignments and Certain Other Documents) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

11.24     Electronic Execution of Assignments and Certain Other Documents.

This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(p)       Section 11.25 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

11.25     Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(q)       A new Section 11.26 (Acknowledgment Regarding any Supported QFCs) is hereby added to the Existing Credit Agreement to read as follows:

11.26     Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):   In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 2.     Consent.  Subject to the conditions to effectiveness set forth below, each of the Lenders party hereto hereby consents to any Pre-Closing Acquisition Debt Issuer incurring the Pre-Closing Notes in the manner described in, and subject to the terms of, this Amendment.  Notwithstanding anything to the contrary, this Amendment is not a consent or approval by the Lenders of either (A) the Concord Acquisition (or any other Acquisition of Concord) or (B) the Pre-Closing Acquisition Debt remaining outstanding after the Pre-Closing Acquisition Termination Date.

SECTION 3.     Effectiveness.  This Amendment shall become binding and effective on the parties hereto on the date hereof (such date, the “Effective Date”) upon

(a)       receipt by the Administrative Agent of executed counterparts from (A) each of the Loan Parties, (B) the Administrative Agent, (C) the Required Lenders  and (D) the Required Pro Rata Facilities Lenders (each such lender under clause (C) or (D), a “Consenting Lender”);

(b)       payment by Adtalem to BofA Securities, Inc. and to the Administrative Agent, for itself and for the account of Lenders executing this Amendment, of all fees set forth in any fee letter by and among Adtalem and BofA Securities in connection with this Amendment and required to be paid on the Effective Date; and

(c)       payment by Adtalem of all Attorney Costs of the Administrative Agent to the extent invoiced at least two Business Days prior to or on the Effective Date.

SECTION 4.     Reaffirmation.

(a)       Each Loan Party, by its signature below, affirms and confirms (a) its obligations under each of the Loan Documents to which it is a party and (b) its guarantee of the Obligations, all as provided in the Loan Documents, and acknowledges and agrees that such guarantee continues in full force and effect in respect of such Obligations under the Credit Agreement and the other Loan Documents as amended hereby.

(b)       Each Loan Party hereby (A) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to secure to the fullest extent possible in accordance with the Loan Documents the payment and performance of the Secured Obligations, (B) confirms its respective grant to the Administrative Agent for the benefit of the holders of the Secured Obligations of the security interest in all of such Loan Party’s right, title and interest in, to and under all Collateral, in each case whether now existing or owned, acquired or arising hereafter, as collateral security for the prompt and complete payment and performance in full when due, whether at by lapse of time, acceleration, mandatory prepayment or otherwise, of all applicable Secured Obligations, subject to the terms contained in the applicable Loan Documents, and (C) confirms its respective pledges, grants of security interests, Liens and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is a party.

SECTION 5.     Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, Adtalem and each other Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, on and as of the date hereof:

(a)       The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action, and does not (a) contravene the terms of such Loan Party’s Organization Documents; (b) conflict with or result in any material breach or contravention of, or the creation of any Lien (other than Liens under the Loan Documents) under, (i) any Contractual Obligation to which such Loan Party is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (c) violate any Law in any material respect.

(b)       No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person not previously obtained or made is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment except such approvals, consents, exemptions, authorizations or other actions (i) as have been made or obtained, as applicable, and are in full force and effect or (ii) are identified pursuant to conditions set forth in the Concord Commitment Letter (as defined in Section 1 hereof) as required to be obtained on or prior to the Closing Date (as defined in the Concord Commitment Letter).

(c)       This Amendment has been duly executed and delivered by each Loan Party that is party hereto. This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)       Both immediately before and immediately after giving effect to this Amendment on the date hereof, the representations and warranties of Adtalem and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects) as of such earlier date.

(e)       No Default or Event of Default exists, or will result from the execution of this Amendment on the Effective Date.

SECTION 6.     Fees; Costs and Expenses.  Adtalem agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket costs and expenses in connection with this Amendment, including the fees, charges and disbursements of Moore & Van Allen PLC, in accordance with Section 11.4 of the Credit Agreement.

SECTION 7.     Non-Reliance on Administrative Agent.  Each Consenting Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, any other Lender or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis, appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decisions to enter into this Amendment. Each Consenting Lender also represents that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Amendment, the Credit Agreement and the other Loan Documents.

SECTION 8.     Counterparts.  This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (including PDF) shall be effective as delivery of a manually executed counterpart of this Amendment. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment.

SECTION 9.     Severability.  If any provision of this Amendment, the Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment, the Credit Agreement or the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the  economic  effect  of which  comes as close  as possible  to that  of the illegal, invalid  or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.   Governing Law.  THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

SECTION 11.   Submission to Jurisdiction. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM  OTHER  THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 12.     WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11 HEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 13.     SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.16(B) OF THE CREDIT AGREEMENT.  NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 14.     No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Amendment provided by the Administrative Agent, the Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby, by the Credit Agreement and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Lead Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, any Lead Arranger or any Lender has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein, in the Credit Agreement and in the other Loan Documents; and (iii) the Administrative Agent, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Administrative Agent, any Lead Arranger or any Lender has any obligation to disclose any of such interests to any Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 15.     Headings.  The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

SECTION 16.     Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the matters set forth herein.  After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.

SECTION 17.     Loan Document.  This Amendment shall be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

ADTALEM GLOBAL EDUCATION INC.

By:
Name:
Title:

BECKER PROFESSIONAL DEVELOPMENT CORPORATION

AGM ACQUISITION CORP.

ALERT GLOBAL MEDIA, LLC

ASSOCIATION OF CERTIFIED ANTI-MONEY LAUNDERING SPECIALISTS, LLC

CHAMBERLAIN COLLEGE OF NURSING AND HEALTH SCIENCES, INC

CHAMBERLAIN UNIVERSITY LLC

ADTALEM GLOBAL HEALTH, INC.

DOMINICA SERVICES, INC.

ROSS UNIVERSITY SERVICES, INC.

By:
Name:
Title:

INTERNATIONAL EDUCATION HOLDINGS, INC.

By:
Name:
Title:
[Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:
[Signature Page to Amendment No. 1]

[Consenting Lenders]

By:
Name:
Title:

[Signature Page to Amendment No. 1]